                                                                     EXHIBIT 1.1



                                1,500,000 Shares
                           AASTROM BIOSCIENCES, INC.
                                  COMMON STOCK
                              PLACEMENT AGREEMENT
                              -------------------
                                                                          , 1997
COWEN & COMPANY
Financial Square
New York, New York 10005

Ladies and Gentlemen:

     1.  Introductory.  Aastrom Biosciences, Inc., a Michigan corporation (the
         ------------
``Company''), hereby engages Cowen & Company (the ``Agent'') upon the terms and conditions set forth herein, as the Company's agent in connection with the proposed offering to the entities identified on Exhibit A of the number of shares set forth opposite such entity's name on Exhibit A (the ``Specified Placement Shares'') of the Company's authorized but unissued common stock, no par value (the ``Common Stock'').

     2.  Representations and Warranties of the Company.  The Company represents
         ---------------------------------------------
and warrants to, and agrees with, the Agent that:

               (a)  A registration statement on Form S-1 (File No. 333-      )
          in the form in which it became or becomes effective and also in such form as it may be when any post-effective amendment thereto shall become effective with respect to the Specified Placement Shares, including any preeffective prospectuses included as part of the registration statement as originally filed or as part of any amendment or supplement thereto, or filed pursuant to Rule 424 under the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder, copies of which have heretofore been delivered to you, has been carefully prepared by the Company in conformity with the requirements of the Securities Act and has been filed with the Commission under the Securities Act; one or more amendments to such registration statement, including in each case an amended preeffective prospectus, copies of which
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          amendments have heretofore been delivered to you, have been so prepared and filed. The term "Registration Statement" means the registration statement as amended at the time it became or becomes effective, including the information (if any) deemed to be a part of the registration statement at the time of effectiveness pursuant to Rule 430 of the Rules and Regulations. However, if it is contemplated, at the time this Agreement is executed, that a post-effective amendment to the registration statement will be filed and must be declared effective before the offering of the Specified Placement Shares may commence, the term "Registration Statement" as used in this Agreement means the registration statement as amended by said post-effective amendment. The term "Registration Statement" as used in this Agreement shall also include any registration statement relating to the Specified Placement Shares that is filed and declared effective pursuant to Rule 462(b) under the Securities Act. The term "Prospectus" as used in this Agreement means the prospectus in the form included in the Registration Statement, or, (A) if the prospectus included in the Registration Statement omits information in reliance on Rule 430A under the Securities Act and such information is included in a prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act, the term "Prospectus" as used in this Agreement means the prospectus in the form included in the Registration Statement as supplemented by the addition of the Rule 430A information contained in the prospectus filed with the Commission pursuant to Rule 424 (b) and (B) if prospectuses that meet the requirements of Section 10(a) of the Securities Act are delivered pursuant to Rule 434 under the Securities Act, then (i) the term "Prospectus" as used in this Agreement means the "prospectus subject to completion" (as such term is defined in Rule 434(g) under the Securities Act) as supplemented by (a) the addition of Rule 430A information or other information contained in the form of prospectus delivered pursuant to Rule 434(b)(2) under the Securities Act or (b) the information contained in the term sheets described in Rule 434(b)(3) under the Securities Act, and (ii) the date of such prospectuses shall be deemed to be the date of the term sheets. The term "Preeffective Prospectus" as used in this Agreement means the prospectus subject to completion in the form included in the Registration Statement at the time of the initial filing of the Registration Statement with the Commission, and as such prospectus shall have been amended from time to time prior to the date of the Prospectus.

               (b) The Commission has not issued or, to the knowledge of the Company, threatened to issue any order preventing or suspending the use of any Preeffective Prospectus, and, at its date of issue, each Preeffective Prospectus conformed in all material respects with the requirements of the Securities Act and did not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and, when the Registration Statement becomes effective and at all times subsequent thereto up to and including the Closing Date, the Registration Statement and the Prospectus and any amendments or supplements thereto contained and will contain all

                                      -2-
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          material statements and information required to be included therein by the Securities Act and conformed and will conform in all material respects to the requirements of the Securities Act and neither the Registration Statement nor the Prospectus, nor any amendment or supplement thereto, included or will include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the foregoing representations, warranties and agreements shall not apply to information contained in or omitted from any Preeffective Prospectus or the Registration Statement or the Prospectus or any such amendment or supplement thereto in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of the Agent, directly or through you, specifically for use in the preparation thereof; there is no franchise, lease, contract, agreement or document required to be described in the Registration Statement or Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed therein as required; and all descriptions of any such franchises, leases, contracts, agreements or documents contained in the Registration Statement are accurate and complete descriptions of such documents in all material respects.

               (c) Subsequent to the respective dates as of which information is given in the Registration Statement and Prospectus, and except as set forth or contemplated in the Prospectus, the Company has not incurred any material liabilities or obligations, direct or contingent, nor entered into any material transactions (in all cases other than in the ordinary course of business), and there has not been any material adverse change in the condition (financial or otherwise), properties, business, management, prospects, net worth (other than ordinary course changes) or results of operations of the Company or any change in the capital stock, short-term or long-term debt of the Company.

               (d) The financial statements, together with the related notes and schedules, set forth in the Prospectus and elsewhere in the Registration Statement fairly present, on the basis stated in the Registration Statement, the financial position and the results of operations and changes in financial position of the Company at the respective dates or for the respective periods therein specified. Such statements and related notes and schedules have been prepared in accordance with generally accepted accounting principles applied on a consistent basis except as may be set forth in the Prospectus.

               (e) Price Waterhouse LLP, who have expressed their opinions on the audited financial statements and related schedules included in the Registration Statement and the Prospectus are independent public accountants as required by the Securities Act and the Rules and Regulations.

               (f) The Company has been duly organized and is validly existing and in good standing as a corporation under the laws of the state of Michigan, with

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          power and authority (corporate and other) to own or lease its properties and to conduct its business as described in the Prospectus; except as otherwise described in the Prospectus, the Company is in possession of and operating in compliance with all franchises, grants, authorizations, licenses, permits, easements, consents, certificates and orders required for the conduct of its business as contemplated by the Prospectus, all of which are valid and in full force and effect, expect for such franchises, grants, authorizations, licenses, permits, easements, consents, certificates or orders the absence of which, alone or in the aggregate, do not or would not have a material adverse effect on the Company; and the Company is duly qualified to do business and in good standing as a foreign corporation in all other jurisdictions where its ownership or leasing of properties or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the Company. The Company has all requisite power and authority, and all necessary consents, approvals, authorizations, orders, registrations, qualifications, licenses and permits of and from all public regulatory or governmental agencies and bodies to own, lease and operate its properties and conduct its business as now being conducted and as described in the Prospectus, and no such consent, approval, authorization, order, registration, qualification, license or permit contains a materially burdensome restriction not adequately disclosed in the Registration Statement and the Prospectus. The Company does not own or control, directly or indirectly, any other corporations, associations or other entities.

               (g) The Company's authorized and outstanding capital stock is on the date hereof, and will be on the Closing Date, as set forth under the caption "Capitalization" in the Prospectus (excluding such changes as result solely from the exercise, after the date hereof, of options outstanding on the date hereof); the outstanding shares of common stock (including the outstanding shares of the Specified Placement Shares) of the Company conform to the description thereof in the Prospectus and have been duly authorized and validly issued and are fully paid and nonassessable; and have been issued in compliance with all federal and state securities laws and were not issued in violation of or subject to any preemptive rights or similar rights to subscribe for or purchase securities (except such rights as have been validly waived). Except as disclosed in and or contemplated by the Registration Statement and the Prospectus and the financial statements of the Company and related notes thereto included in the Prospectus, the Company does not have outstanding any options or warrants to purchase, or any preemptive rights or other rights to subscribe for or to purchase any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock or any such options, rights, convertible securities or obligations, except for options granted subsequent to the date of information provided in the Prospectus pursuant to the Company's employee and stock option plans as disclosed in the Prospectus. The description of the Company's stock option and other stock plans or arrangements, and the options or other rights granted or exercised thereunder, as set forth in the Prospectus, accurately and

                                      -4-
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          fairly presents in all material respects the information required to be shown with respect to such plans, arrangements, options and rights.

               (h) The Specified Placement Shares to be issued and sold by the Company to the Agent hereunder have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued, fully paid and nonassessable and free of any preemptive or similar rights and will conform to the description thereof in the Prospectus.

               (i) Except as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company is a party or of which any property of the Company is subject, which, if determined adversely to the Company might individually or in the aggregate (i) prevent or adversely affect the transactions contemplated by this Agreement, (ii) suspend the effectiveness of the Registration Statement, (iii) prevent or suspend the use of the Preeffective Prospectus in any jurisdiction or (iv) result in a material adverse change in the condition (financial or otherwise), properties, business, management, prospects, net worth or results of operations of the Company; and to the best of the Company's knowledge no such proceedings are threatened or contemplated against the Company by governmental authorities or others. The Company is not a party nor subject to the provisions of any material injunction, judgment, decree or order of any court, regulatory body or other governmental agency or body. The description of the Company's litigation under the heading "Legal Proceedings" in the Prospectus is true and correct and complies with the Rules and Regulations.

               (j) The execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms or provisions of or constitute a default under any indenture, mortgage, deed of trust, note or other agreement or instrument to which the Company is a party or by which it or any of its properties is or may be bound other than any such indenture, mortgage, deed of trust, note or other agreement or instrument which, alone or in the aggregate, is not material to the Company, the Articles of Incorporation, By-laws or other organizational documents of the Company, or any law, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties, other than any such law, order, rule or regulation which, alone or in the aggregate, is not material to the Company, or will result in the creation of a lien.

               (k) No consent, approval, authorization or order of any court or governmental agency or body is required for the consummation by the Company of the transactions contemplated by this Agreement, except such as may be required by the National Association of Securities Dealers, Inc. (the "NASD") or under the Securities Act or the securities or "Blue Sky" laws of any jurisdiction in connection with the purchase and distribution of the Specified Placement Shares by the Agent, all of which requirements have been satisfied in all material respects.

               (l) The Company has the full corporate power and authority to enter into this Agreement and to perform its obligations hereunder (including to issue, sell and deliver the Specified Placement Shares), and this Agreement has been duly and validly authorized, executed and delivered by the Company and is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that rights to indemnity and contribution hereunder may be limited by federal or state securities laws or the public policy underlying such laws and except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally or by general equitable principles.

               (m) The Company is in all material respects in compliance with, and conducts its business in conformity with, all applicable federal, state, local and foreign laws, rules and regulations or any court or governmental agency or body; to the knowledge of the Company, otherwise than as set forth in the Registration Statement and the Prospectus, no prospective change in any of such federal or state laws, rules or regulations has been adopted which, when made effective, would have a material adverse effect on the operations of the Company.

               (n) The Company has filed all necessary federal, state, local and foreign income, payroll, franchise and other tax returns, subject to allowable extension periods, and has paid all taxes shown as due thereon or with respect to any of its properties, and there is no tax deficiency that has been, or to the knowledge of the Company is likely to be, asserted against the Company or any of its properties or assets that would materially adversely affect the financial position, business or operations of the Company.

               (o) Except as disclosed in the Registration Statement and the Prospectus, the Company is in compliance with all applicable existing federal, state, local and foreign laws and regulations relating to the protection of human health or the environment or imposing liability or requiring standards of conduct concerning any Hazardous Materials ("Environmental Laws"), except for such instances of noncompliance which, either singly or in the aggregate, would not have a material adverse effect on the Company. The term "Hazardous Material" means
          (i) any "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (ii) any "hazardous waste" as defined by the Resource Conservation and Recovery Act, as amended, (iii) any petroleum or petroleum product, (iv) any polychlorinated biphenyl and (v) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under or within the meaning of any other Environment Law.

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               (p)  No person or entity has the right to require registration, as part of the Registration Statement, of shares of Common Stock or other securities of the Company because of the filing or effectiveness of the Registration Statement or otherwise, except for persons and entities who have expressly waived such right, who have been given proper notice and have failed to exercise such right within the time or times required under the terms and conditions of such right or who are not entitled to participate due to properly invoked cut-back rights of the Company.

               (q) Neither the Company nor, to the Company's best knowledge after reasonable inquiry, any of its officers, directors or affiliates has taken or will take, directly or indirectly, any action designed or intended to stabilize or manipulate the price of any security of the Company, or which caused or resulted in, or which might in the future reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company.

               (r) The Company has provided you with all financial statements of the Company requested by the Agent.

               (s) The Company owns or possesses license rights to all patents, trademarks, trademark registrations, service marks, service mark registrations, tradenames, copyrights, licenses, inventions, trade secrets and rights as described in the Prospectus as being owned or licensed by it, as being proprietary to the Company or, except as described in the Prospectus, as necessary for the conduct of its business as presently conducted or contemplated by the Prospectus, and the Company is not aware of any claim to the contrary or any challenge by any other person to the rights of the Company with respect to the foregoing. Without limiting the foregoing, each of the license agreement between the Company and Joseph G. Cremonese dated July 17, 1992 and relating to U.S. Patent No. 4,839,292, Canadian Patent No. 1,306,714 and European Patent Convention Patent No. 0.307.048 and the license agreement between the Company and the University of Michigan dated March 13, 1992, as amended, and relating to U.S. Patent No. 4,839,292, is a valid and binding agreement of Joseph G. Cremonese and of the University of Michigan, respectively, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally or by general equitable principles; and the Company is not in material breach or violation of any of the terms or provisions of either such agreement, and to the Company's knowledge, no default exists under either such agreement. Except as described in the Prospectus, the Company's business as now conducted and as proposed to be conducted does not and will not infringe or conflict with in any material respect patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses or other intellectual property or franchise right existing on the date hereof of any person. Except as described in the Prospectus, no claim has been made against the Company alleging the infringement by the Company of any patent, trademark, service mark, tradename, copyright, trade secret, license in or other intellectual property right or franchise right of any person.

               (t) The Company has performed all material obligations currently required to be performed by it under all contracts required by Item 601(b)(10) of Regulation S-K under the Securities Act to be filed as exhibits to the Registration Statement, and neither the Company nor, to the Company's knowledge, any other party to such contract is in default under or in breach of any such obligations. The Company has not received any notice of such default or breach.

               (u) The Company is not involved in any labor dispute nor is any such dispute threatened. The Company is not aware that (A) any executive, key employee or significant group of employees of the Company plans to terminate employment with the Company or (B) any such executive or key employee is subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar agreement that would be violated by the present or proposed business activities of the Company. The Company does not have or expect to have any liability for any prohibited transaction or funding deficiency or any complete or partial withdrawal liability with respect to any pension, profit sharing or other plan which is subject to the "Employee Retirement Income Security Act of 1974, as amended ("ERISA"), to which the Company makes or ever has made a contribution and in which any employee of the Company is or has ever been a participant. With respect to such plans, the Company is in compliance in all material respects with all applicable provisions of ERISA.

               (v)  The Company has obtained the written agreement described in
          Section 9(n) of this Agreement from each of its officers and directors.

               (w) The Company has and the Company as of the Closing Date will have, good and marketable title in fee simple to all real property and good and marketable title to all personal property owned or proposed to be owned by it which is material to the business of the Company, in each case free and clear of all liens, encumbrances and defects except such as are described the Prospectus or such as would not have a material adverse effect on the Company; and any real property and buildings and personal property held under lease by the Company or proposed to be held after giving effect to the transactions described in the Prospectus are, or will be as of the Closing Date, held by it under valid, subsisting and enforceable leases with such exceptions as would not have a material adverse effect on the Company, in each case except as described in or contemplated by the Prospectus.

               (x) The Company is insured by Chubb Insurance Company, CNA Insurance Companies and UniEurope against such losses and risks and in such amounts as are customary in the businesses in which it is engaged or proposes to engage after giving effect to the transactions described in the Prospectus; and the Company does not have any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the condition, financial or otherwise, or the earnings, business or operations of the Company except as described in or contemplated by the Prospectus.

               (y) Other than as contemplated by this Agreement, there is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder's fee or other fee or commission as a result of any of the transactions contemplated by this Agreement.

               (z)  The Company has complied with all provisions of Section
          517.075 Florida Statutes (Chapter 92-198; Laws of Florida).

               (aa) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and
          (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

               (ab) To the Company's knowledge, neither the Company nor any employee or agent of the Company has made any payment of funds of the Company or received or retained any funds in violation of any law, rule or regulation, which payment, receipt or retention of funds is of a character required to be disclosed in the Prospectus.

               (ac) The Company is not an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

               (ad) Each certificate signed by any officer of the Company and delivered to the Agent or counsel for the Agent shall be deemed to be a representation and warranty by the Company as to the matters covered thereby.

               (ae) The letter agreement between the Company and Cobe Laboratories, Inc. ("Cobe") dated November 11, 1996 (the "Cobe Agreement") is a valid and binding agreement of Cobe, enforceable in accordance with its terms; and the Company is not in material breach or violation of any of the terms or provisions of such agreement, and to the Company's knowledge, no default exists under such agreement.

               (af) No transfer taxes are required to be paid in connection with the sale and delivery of the Specified Placement Shares hereunder.

               (ag) The Specified Placement Shares have been duly authorized, upon official notice of issuance, for quotation on the Nasdaq National Market.

          3.   Representations and Warranties of the Agent.  The Agent
               -------------------------------------------
represents and warrants to the Company that (A) it is duly registered as a broker/dealer pursuant to the Securities Exchange Act of 1934 and is a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD"), (B) it is licensed and qualified as a broker/dealer in each jurisdiction in which the Agent offers, or has offered any of the Specified Placement Shares, including without limitation, each jurisdiction in which the entities listed on Exhibit A are located, (C) its participation in the offering and sale of the Specified Placement Shares will be in accordance with the provisions of the Act, the regulations promulgated pursuant thereto, all other regulations of the Commission, and the rules and regulations of the NASD, and
(D) it has not distributed and will not distribute prior to the Closing Date any offering material in connection with the offering and sale of the Specified Placement Shares, or any other shares, other than the Preliminary Prospectus, the Registration Statement and other materials permitted by the Act.

          4.   Purchase Sale and Delivery of the Specified Placement Shares.
               ------------------------------------------------------------
The purchase price per share to be paid by the several purchasers to the Company shall be determined by seperate agreement among the Company and the purchasers. The Company agrees to pay the Agent at the Closing Date a commission on each Specified Placement Shares sold equal to 6% of the purchase price.

          The Agent acknowledges and agrees that the Company is under no obligation to sell, or attempt to sell, any of the Specified Placement Shares, and that the Company shall have no liability to you as a result of the Company's failure to sell any of the Specified Placement Shares.

          Delivery of certificates for the Specified Placement Shares shall be made as agreed by the purchasers and the Company.

          5.   Covenants and Agreements of the Company.  The Company covenants
               ---------------------------------------
and agrees with the Agent that:

               (a) The Company will (i) if the Company and the Agent have determined not to proceed pursuant to Rule 430A, use its best efforts to cause the Registration Statement to become effective, (ii) if the Company and the Agent have determined to proceed pursuant to Rule 430A, use its best efforts to comply with the provisions of and make all requisite filings with the Commission pursuant to Rule 430A and Rule 424 of the Rules and Regulations and (iii) if the Company and the Agent have determined to deliver Prospectuses pursuant to Rule 434 of the Rules and Regulations, to use its best efforts to comply with all the applicable provisions thereof. The Company will advise the Agent promptly as to the time at which the Registration Statement becomes effective, will advise the Agent promptly of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the institution of any proceedings for that purpose, and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible the lifting thereof, if issued. The Company will advise the Agent promptly of the receipt of any comments of the Commission or any request by the Commission for any amendment of or supplement to the Registration Statement or the Prospectus or for additional information and will not at any time file any amendment to the Registration Statement or supplement to the Prospectus which shall not previously have been submitted to the Agent a reasonable time prior to the proposed filing thereof or to which the Agent shall reasonably object in writing or which is not in compliance with the Securities Act and the Rules and Regulations.

               (b) The Company will prepare and file with the Commission, promptly upon the request of the Agent, any amendments or supplements to the Registration Statement or the Prospectus which in the reasonable opinion of the Agent may be necessary to enable the Agent to continue the distribution of the Specified Placement Shares and will use its best efforts to cause the same to become effective as promptly as possible.

               (c) If at any time after the effective date of the Registration Statement when a prospectus relating to the Specified Placement Shares is required to be delivered under the Securities Act, including under the Rules and Regulations, any event relating to or affecting the Company occurs as a result of which the Prospectus or any other prospectus as then in effect would include an untrue statement of a material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Securities Act, the Company will promptly notify the Agent thereof and will prepare an amended or supplemented prospectus which will correct such statement or omission; and in case the Agent is required to deliver a prospectus relating to the Specified Placement Shares nine (9) months or more after the effective date of the Registration Statement, the Company upon the request of the Agent and at the expense of such Agent will prepare promptly such prospectus or prospectuses as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Securities Act.

               (d) The Company will deliver to the Agent, at or before the Closing Date, copies of the Registration Statement, as originally filed with the Commission, and all amendments thereto including all financial statements and exhibits thereto and will deliver to the Agent such number of copies of the Registration Statement, including such financial statements but without exhibits, and all amendments thereto, as the Agent may reasonably request. The Company will deliver or mail to or upon the order of the Agent, from time to time until the effective date of the Registration Statement, as many copies of the Preeffective

          Prospectus as the Agent may reasonably request. The Company will deliver or mail to or upon the order of the Agent on the date of the public offering, and thereafter from time to time during the period when delivery of a prospectus relating to the Specified Placement Shares is required under the Securities Act, including under the Rules and Regulations, as many copies of the Prospectus, in final form or as thereafter amended or supplemented as the Agent may reasonably request; provided, however, that the expense of the preparation and delivery of any prospectus required for use nine (9) months or more after the effective date of the Registration Statement shall be borne by the Agent required to deliver such prospectus.

               (e) The Company will make generally available to its shareholders as soon as practicable, but not later than fifteen (15) months after the effective date of the Registration Statement, an earnings statement which will be in reasonable detail (but which need not be audited) and which will comply with Section 11(a) of the Securities Act, covering a period of at least twelve (12) months beginning after the "effective date" (as defined in Rule 158 under the Securities Act) of the Registration Statement.

               (f) The Company will cooperate with the Agent to enable the Specified Placement Shares to be registered or qualified for offering and sale by dealers under the securities laws of such jurisdictions as the Agent may reasonably designate and at the request of the Agent will make such applications and furnish such consents to service of process or other documents as may be required of it as the issuer of the Specified Placement Shares for that purpose; provided, however, that the Company shall not be required to qualify to do business or to file a general consent (other than that arising out of the offering or sale of the Specified Placement Shares) to service of process in any such jurisdiction where it is not now so subject. The Company will, from time to time, prepare and file such statements and reports as are or may be required of it as the issuer of the Specified Placement Shares to continue such qualifications in effect for so long a period as the Agent may reasonably request for the distribution of the Specified Placement Shares. The Company will advise the Agent promptly after the Company becomes aware of the suspension of the qualifications or registration of (or any such exception relating to) the Specified Placement Shares of the Company for offering, sale or trading in any jurisdiction or of any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any orders suspending such qualifications, registration or exception, the Company will, with the cooperation of the Agent use its best efforts to obtain the withdrawal thereof.

               (g) The Company will furnish to its shareholders annual reports containing financial statements certified by independent public accountants and will make available to its shareholders quarterly summary financial information in reasonable detail which may be unaudited. During the period of five (5) years from the date hereof, the Company will deliver to the Agent and, upon request, as soon as they are available, copies of each annual report of the Company and each other report furnished by the Company to its shareholders and will deliver to the Agent, (i) as soon as they are available, copies of any other reports (financial or other) which the Company shall publish or otherwise make available to any of its shareholders generally, (ii) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange and (iii) from time to time such other information concerning the Company as you may reasonably request.

               (h) The Company will use its best efforts to list the Specified Placement Shares, subject to official notice of issuance, on the Nasdaq National Market.

               (i) The Company will maintain a transfer agent and registrar for its Common Stock.

               (j) Prior to filing its quarterly statements on Form 10-Q, the Company will have its independent auditors review the Form 10-Q.

               (k) Prior to the Closing Date the Company will issue no press release or other communications directly or indirectly and hold no press conference with respect to the Company, the financial condition, results of operation, business, prospects, assets or liabilities of the Company, or the offering of the Specified Placement Shares, without your prior written consent, which shall not be unreasonably withheld.

               (l) Without the prior written consent of Cowen, the Company will not offer, sell, assign, transfer, encumber, contract to sell, grant an option to purchase or otherwise dispose of, directly or indirectly, any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock or warrants or other rights to purchase Common Stock (including, without limitation, Common Stock of the Company which may be deemed to be beneficially owned by the undersigned in accordance with the Rules and Regulations) during the 90 days following the date on which the price of the Specified Placement Shares is set, other than the Company's sale of Common Stock hereunder and the Company's issuance of Common Stock upon the exercise of warrants or stock options, or pursuant to contractual rights, in each case which are presently outstanding and described in the Prospectus or subsequently granted as contemplated by the Prospectus.

               (m) The Company will apply the net proceeds from the sale of the Specified Placement Shares substantially in the manner set forth in the description under "Use of Proceeds" in the Prospectus, in light of the totality of the disclosure in the Prospectus, which "Use of Proceeds" description complies in all respects with the requirements of Item 504 of Regulation S-K.

               (n) The Company will supply you with copies of all correspondence to and from, and all documents issued to and by, the Commission in connection with the registration of the Specified Placement Shares under the Securities Act.

               (o) Prior to the Closing Date the Company will furnish to you, as soon as they have been prepared, copies of any unaudited interim consolidated financial statements of the Company for any periods subsequent to the periods covered by the financial statements appearing in the Registration Statement and the Prospectus.

          6.   Payment of Expenses.  (a) The Company will pay (directly or by
               -------------------
reimbursement) all costs, fees and expenses incurred in connection with expenses incident to the performance of its obligations under this Agreement and in connection with the transactions contemplated hereby, including but not limited to (i) all expenses and taxes incident to the issuance and delivery of the Specified Placement Shares; (ii) all expenses incident to the registration of the Specified Placement Shares under the Securities Act; (iii) the costs of preparing stock certificates (including printing and engraving costs); (iv) all fees and expenses of the registrar and transfer agent of the Specified Placement Agent; (v) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Specified Placement Shares; (vi) fees and expenses of the Company's counsel and the Company's independent accountants;
(vii) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement, each Preeffective Prospectus and the Prospectus (including all exhibits and financial statements) and all amendments and supplements provided for herein; (viii) all filing fees, attorneys fees, and expenses incurred by the Company or the Agent in connection with exemptions from the qualifying or registering (or obtaining qualification or registration of) all or any part of the Specified Placement Shares for offer and sale and determination of its eligibility for investment under the Blue Sky or other securities laws of such jurisdictions as the Agent may reasonably designate; (ix) all fees and expenses paid or incurred in connection with filings made with the NASD; (x) all fees and expenses of the escrow agent related to closing the offering contemplated hereby; and (xi) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section.

          (b) In addition to its other obligations under Section 7(a) hereof, the Company agrees that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of, or based upon, (i) any statement or omission or any alleged statement or omission or (ii) any breach or inaccuracy in its representations and warranties, it will reimburse the Agent on a quarterly basis for all reasonable legal or other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Company's obligation to reimburse the Agent for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any such interim reimbursement payment is so held to have been improper, the Agent shall promptly return it to the Company together with interest, compounded daily, determined on the basis of the prime rate (or other commercial lending rate for borrowers of the highest credit standing) announced from time to timed by The Chase Manhattan Bank, New York, New York (the "Prime Rate"). Any such interim reimbursement payments which are not made to the Agent in a timely manner as provided below shall bear interest at the Prime Rate from the due date for such reimbursement. This expense reimbursement agreement will be in addition to any other liability which the Company may otherwise have. The request for reimbursement will be sent to the Company.

          (c) In addition to its other obligations under Section 6(b) hereof, the Agent agrees that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in
Section 7(b) hereof which relates to information furnished to the Company pursuant to Section 7(d) hereof, it will reimburse the Company (and, to the extent applicable, each officer, director or controlling person) on a quarterly basis for all reasonable legal or other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Agent, obligation to reimburse the Company (and, to the extent applicable, each officer, director or controlling person) for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any such interim reimbursement payment is so held to have been improper, the Company (and, to the extent applicable, each officer, director or controlling person) shall promptly return it to the Agent together with interest, compounded daily, determined on the basis of the Prime Rate. Any such interim reimbursement payments which are not made to the Company within thirty
(30) days of a request for reimbursement shall bear interest at the Prime Rate from the date of such request. This indemnity agreement will be in addition to any liability which such Agent may otherwise have.

          (d) It is agreed that any controversy arising out of the operation of the interim reimbursement arrangements set forth in paragraph (b) and/or (c) of this Section 6, including the amounts of any requested reimbursement payments and the method of determining such amounts, shall be settled by arbitration conducted under the provisions of the Constitution and Rules of the Board of Governors of the New York Stock Exchange, Inc. or pursuant to the Code of Arbitration Procedure of the NASD. Any such arbitration must be commenced by service of a written demand for arbitration or written notice of intention to arbitrate, therein electing the arbitration tribunal. In the event the party demanding arbitration does not make such designation of an arbitration tribunal in such demand or notice, then the party responding to said demand or notice is authorized to do so. Such an arbitration would be limited to the operation of the interim reimbursement provisions contained in paragraph (b) and/or (c) of this Section 6, as the case may be, and would not resolve the ultimate propriety or enforceability of the obligation to reimburse expenses which is created by the provisions of Section 7.

          7.   Indemnification and Contribution. (a) The Company agrees to
               --------------------------------
indemnify and hold harmless the Agent and each person, if any, who controls the Agent within the meaning of the Securities Act and the respective officers, directors, partners, employees, representatives and agents of the Agent (collectively, the "Agent Indemnified Parties" and, each, an "Agent Indemnified Party"), against any losses, claims, damages, liabilities or expenses (including the reasonable cost of investigating and defending against any claims therefor and counsel fees incurred in connection therewith), joint or several, which may be based in whole or in part upon the Securities Act, the Exchange Act or any other federal, state, local or foreign statute or regulation, or at common law, on the ground or alleged ground that any Preeffective Prospectus, the Registration Statement or the Prospectus (or any Preeffective Prospectus, the Registration Statement or the Prospectus as from time to time amended or supplemented) includes or allegedly includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, unless such statement or omission was made in solely reliance upon, and in conformity with, written information furnished to the Company by the Agent specifically for use in the preparation thereof provided, however,
                                                          --------  -------
that in no case is the Company to be liable with respect to any claims made against any Agent Indemnified Party against whom the action is brought unless such Agent Indemnified Party shall have notified the Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon the Agent Indemnified Party, but failure to notify the Company of such claim shall not relieve the Company from any liability which it may have to any Agent Indemnified Party otherwise than on account of its indemnity agreement contained in this paragraph and, provided, further, that the indemnity agreement provided
                       --------  -------
in this Section 7(a) with respect to any Preeffective Prospectus shall not inure to the benefit of the Agent from whom the person asserting any losses, claims, damages, liabilities or expenses based upon any untrue statement or alleged untrue statement of material fact or omission or alleged omission to state therein a material fact purchased Specified Placement Shares, if a copy of the Prospectus in which such untrue statement or alleged untrue statement or omission or alleged omission was corrected had not been sent or given to such person within the time required by the Securities Act and the Rules and Regulations, unless such failure is the result of noncompliance by the Company with Section 4(d) hereof. The Company will be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce any such liability, but if the Company elects to assume the defense, such defense shall be conducted by counsel chosen by it. In the event the Company elects to assume the defense of any such suit and retain such counsel, any Agent Indemnified Parties, defendant or defendants in the suit, may retain additional counsel but shall bear the fees and expenses of such counsel unless (i) the Company shall have specifically authorized the retaining of such counsel or (ii) the parties to such suit include any such Agent Indemnified Parties, and the Company and such Agent Indemnified Parties at law or in equity have been advised by counsel to the Agent that one or more legal defenses may be available to it or them which may not be available to the Company, in which case the Agent Indemnified Party or Parties shall have the right to select a single separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties and the Company shall not be entitled to assume the defense of such suit notwithstanding its obligation to bear the fees and expenses of such counsel. The Company shall not be liable to indemnify any person for any settlement of any such claim effected without its consent. This indemnity agreement is not exclusive and will be in addition to any liability which the Company might otherwise have and shall not limit any rights or remedies which may otherwise be available at law or in equity to each Agent Indemnified Party.

          (b) The Agent severally agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act (collectively, the "Company Indemnified Parties"), against any losses, claims, damages, liabilities or expenses (including, unless the Agent elects to assume the defense, the reasonable cost of investigating and defending against any claims therefor and counsel fees incurred in connection therewith), joint or several, which arise out of or are based in whole or in part upon the Securities Act, the Exchange Act or any other federal, state, local or foreign statute or regulation, or at common law, on the ground or alleged ground that any Preeffective Prospectus, the Registration Statement or the Prospectus (or any Preeffective Prospectus, the Registration Statement or the Prospectus, as from time to time amended and supplemented) includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading, but only insofar as any such statement or omission was made in reliance upon, and in conformity with, written information furnished to the Company by such Agent, specifically for use in the preparation thereof; provided, however, that in no case is such Agent to be liable with respect to any claims made against any Company Indemnified Party against whom the action is brought unless such Company Indemnified Party shall have notified such the Agent in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon the Company Indemnified Party, but failure to notify the Agent of such claim shall not relieve it from any liability which it may have to any Company Indemnified Party otherwise than on account of its indemnity agreement contained in this paragraph. The Agent shall be entitled to participate at its own expense in the defense, or, if it so elects, to assume the defense of any suit brought to enforce any such liability, but, if the Agent elects to assume the defense, such defense shall be conducted by counsel chosen by it. In the event that the Agent elects to assume the defense of any such suit and retain such counsel, the Company Indemnified Parties and the Agent or controlling person or persons, defendant or defendants in the suit, shall bear the fees and expenses of any additional counsel retained by them, respectively, unless (i) the Agent shall have specifically authorized the retaining of such counsel or (ii) the parties to such suit include any such Company Indemnified Parties, and the Agent such Company Indemnified Parties at law or in equity have been advised by counsel to the Company that one or more legal defenses may be available to it or them which conflict with the defenses of the Agent, in which case the Company Indemnified Party or Parties shall have the right to select a single separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. The Agent against whom indemnity may be sought shall not be liable to indemnify any person for any settlement of any such claim effected without such Agent's consent. This indemnity agreement is not exclusive and will be in addition to any liability which the Agent might otherwise have and shall not limit any rights or remedies which may otherwise be available at law or in equity to any Company Indemnified Party.

          (c) If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages, liabilities or expenses (or actions in respect thereof) referred to herein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Agent on the other from the offering of the Specified

Placement Shares. If however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Agent on the other in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Agent on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Agent, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Agent and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Agent agree that it would not be just and equitable if contribution were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses (or actions in respect thereof) referred to above shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating, defending, settling or compromising any such claim. Notwithstanding the provisions of this subsection (d), no Agent shall be required to contribute any amount in excess of the amount by which the total price at which the Specified Placement Shares placed by it and distributed to the public were offered to the public exceeds the amount of any damages which such Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission
or alleged omission.   No person guilty of fraudulent misrepresentation (within
the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          (d) The information set forth in the last paragraph on the front cover page (insofar as such information relates to the Agent) and under the caption ``Plan of Distribution'' in any Preeffective Prospectus and in the Prospectus constitutes the only information furnished by the Agent to the Company for inclusion in any Preeffective Prospectus, the Prospectus or the Registration Statement.

          (e) No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnification could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on all claims that are the subject matter of such proceeding.

          8.   Survival of Indemnities, Representations, Warranties, etc.  The
               ----------------------------------------------------------
respective indemnities, covenants, agreements, representations, warranties and other statements of the Company and the Agent, as set forth in this Agreement or made by them respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation made by or on behalf of the Agent, the Company or any of its officers or directors or any controlling person, and shall survive delivery of and payment for the Specified Placement Shares.

          9.   Conditions of Agent, Obligations. The obligations of the Agent
               --------------------------------
hereunder shall be subject to the accuracy, at and (except as otherwise stated herein) as of the date hereof and at and as of the Closing Date, of the representations and warranties made herein by the Company, to compliance at and as of the Closing Date by the Company with its covenants and agreements herein contained and other provisions hereof to be satisfied at or prior to the Closing Date, and to the following additional conditions:

               (a) The Registration Statement shall have become effective and no stop order suspending the effectiveness thereof shall have been issued and no proceedings for that purpose shall have been initiated or, to the knowledge of the Company or the Agent, shall be threatened by the Commission, and any request for additional information on the part of the Commission (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of the Agent. Any filings of the Prospectus, or any supplement thereto, required pursuant to Rule 424 (b) or Rule 434 of the Rules and Regulations, shall have been made in the manner and within the time period required by Rule 424(b) and Rule 434 of the Rules and Regulations, as the case may be.

               (b) The Agent shall have been satisfied that there shall not have occurred any change prior to the Closing Date in the condition (financial or otherwise) properties, business, management, prospects, net worth or results of operations of the Company or any change in the capital stock, short-term or long-term debt of the Company, such that
          (i) the Registration Statement or the Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact which, in the opinion of the Agent, is material, or omits to state a fact which, in the opinion of the Agent is required to be stated therein or is necessary to make the statements therein not misleading, or (ii) it is impracticable in the reasonable judgment of the Agent to proceed with the public offering or purchase the Specified Placement Shares as contemplated hereby.

               (c) The Agent shall be satisfied that no legal or governmental action, suit or proceeding affecting the Company which is material and adverse to the Company or which affects or may affect the Company's ability to perform its obligations under this Agreement shall have been instituted or threatened and there shall have occurred no material adverse development in any existing such action, suit or proceeding.

               (d) At the time of execution of this Agreement, the Agent shall have received from Price Waterhouse LLP, independent certified public accountants, a letter, dated the date hereof, in form and substance satisfactory to the Agent.

               (e) The Agent shall have received from Price Waterhouse LLP, independent certified public accountants, a letter, dated the Closing Date, to the effect that such accountants reaffirm, as of the Closing Dates, and as though made on the Closing Dates, the statements made in the letter furnished by such accountants pursuant to paragraph (d) of this Section 9.

               (f) The Agent shall have received from Gray Cary Ware & Freidenrich, counsel for the Company, an opinion, dated the Closing Date, to the effect set forth in Exhibit I hereto.

               (g) The Agent shall have received from Pepper, Hamilton & Scheetz, counsel for the Company, an opinion, dated the Closing Date, to the effect set forth in Exhibit II hereto.

               (h) The Agent shall have received from Oblon, Spivak, McClelland, Maier & Neustadt, P.C., patent counsel for the Company, an opinion, dated the Closing Date, to the effect set forth in Exhibit III hereto.

               (i) The Agent shall have received from Sheppard, Mullin, Richter & Hampton, patent counsel for the Company, an opinion, dated the Closing Date, to the effect set forth in Exhibit IV hereto.

               (j) The Agent shall have received from Campbell & Flores, patent counsel for the Company, an opinion, dated the Closing Date, to the effect set forth in Exhibit V hereto.

               (k) The Agent shall have received from Hyman, Phelps & McNamara, regulatory counsel for the Company, an opinion, dated the Closing Date, to the effect set forth in Exhibit VI hereto.

               (l) The Agent shall have received a certificate, dated the Closing Date, signed on behalf of the Company by its chief executive officer or the President and the chief financial or accounting officer of the Company to the effect that:

                    (i) No stop order suspending the effectiveness of the
               Registration Statement has been issued, and, to the best of the knowledge of the signers, no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act;

                    (ii) Neither any Preeffective Prospectus, as of its date,
               nor the Registration Statement nor the Prospectus, nor any amendment or supplement thereto, as of the time when the Registration Statement became effective and at all times subsequent thereto up to the delivery of such certificate, included any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

                    (iii) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, and except as set forth or contemplated in the Prospectus, the Company has not incurred any material liabilities or obligations, direct or contingent, nor entered into any material transactions not in the ordinary course of business and there has not been any material adverse change in the condition (financial or otherwise), properties, business, management, prospects, net worth (other than ordinary course changes) or results of operations of the Company, or any change in the capital stock (other than through the exercise of stock options), short-term or long-term debt of the Company;

                    (iv) The representations and warranties of the Company in
               this Agreement are true and correct at and as of the Closing Date, and the Company has complied with all the agreements and performed or satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date; and

                    (v) Since the respective dates as of which information is
               given in the Registration Statement and the Prospectus, and except as disclosed in or contemplated by the Prospectus, (i) there has not been any material adverse change or a development involving a material adverse change in the condition (financial or otherwise), properties, business, management, prospects, net worth or results of operations of the Company; (ii) the business and operations conducted by the Company have not sustained a loss by strike, fire, flood, accident or other calamity (whether or not insured) of such a character as to interfere materially with the conduct of the business and operations of the Company; (iii) no legal or governmental action, suit or proceeding is pending or threatened against the Company which is material to the Company, whether or not arising from transactions in the ordinary course of business, or which may materially and adversely affect the transactions contemplated by this Agreement; (iv) since such dates and except as so disclosed, the Company has not incurred any material liability or obligation, direct, contingent or indirect, made any change in its capital stock (except pursuant to its stock plans), made any material change in its short-term or funded debt or repurchased or otherwise acquired any of the Company's capital stock; and (v) the Company has not declared or paid any dividend, or made any other distribution, upon its outstanding capital stock payable to stockholders of record on a date prior to the Closing Date.

               (m) The Company shall have furnished to the Agent such additional certificates as the Agent may have reasonably requested as to the accuracy, at and as of the Closing Date, of the representations and warranties made herein by it and as to compliance at and as of the Closing Date by it with its covenants and agreements herein contained and other provisions hereof to be satisfied at or prior to the Closing Date, and as to satisfaction of the other conditions to the obligations of the Agent hereunder.

               (n) Cowen shall have received the written agreements of the officers, directors and holders of Common Stock listed in Schedule B that each will not offer, sell, assign, transfer, encumber, contract to sell, grant an option to purchase or otherwise dispose of, directly or indirectly, any shares of Common Stock or securities convertible into or exchangeable for Common Stock or warrants or other rights to purchase Common Stock (including, without limitation, Common Stock of the Company which may be deemed to be beneficially owned by the undersigned in accordance with the Rules and Regulations) during the 90 days following the date of the final Prospectus, other than (i) by operation of law, (ii) as a bona fide gift or gifts, provided the donee or donees thereof agree in writing to be bound by this restriction or (iii) as a distribution to partners or stockholders of such person provided that the distributees thereof agree in writing to be bound by the terms of this restriction.

          All opinions, certificates, letters and other documents will be in compliance with the provisions hereunder only if they are satisfactory in form and substance to the Agent. The Company will furnish to the Agent conformed copies of such opinions, certificates, letters and other documents as the Agent shall reasonably request. If any of the conditions hereinabove provided for in this Section shall not have been satisfied when and as required by this Agreement, this Agreement may be terminated by the Agent by notifying the Company of such termination in writing or by telegram at or prior to the Closing Dates, but Cowen shall be entitled to waive any of such conditions.

          10.  Termination. (a) This Agreement (except for the provisions of
               -----------
Section 6) may be terminated by the Company at any time before it becomes effective in accordance with Section 9 by notice to the Agent and may be terminated by the Agent at any time before it becomes effective in accordance with Section 9 by notice to the Company. In the event of any termination of this Agreement under this or any other provision of this Agreement, there shall be no liability of any party to this Agreement to any other party, other than as provided in Sections 6 and 7.

          This Agreement shall also terminate at 5:00 p.m., California time, on the twentieth full business day after the Registration Statement shall have become effective if no sale of the Specified Placement Shares shall have occurred at or prior to such time. Any termination pursuant to this subsection
(b) shall be without liability on the part of the Agent to the Company or on the part of the Company to the Agent except to the extent provided in Section 8 hereof.

          11.  Notices. All communications hereunder shall be in writing and, if
               -------
sent to the Agent shall be mailed, delivered or telegraphed and confirmed to Cowen & Company at Financial Square, New York, New York 10005 or, if sent to the Company, shall be mailed, delivered or telegraphed and confirmed c/o Douglas Armstrong.

          12.  Successors. This Agreement shall inure to the benefit of and be
               ----------
binding upon the Agent, the Company and their respective successors and legal representatives. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person other than the persons mentioned in the preceding sentence any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person; except that the representations, warranties, covenants, agreements and indemnities of the Company contained in this Agreement shall also be for the benefit of the person or persons, if any, who control any Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the indemnities of the Agent shall also be for the benefit of each director of the Company, each of its officers who has signed the Registration Statement and the person or persons, if any, who control the Company within the meaning of
Section 15 of the Securities Act or Section 20 of the Exchange Act.

          13.  Applicable Law. This Agreement shall be governed by and construed
               --------------
in accordance with the laws of the State of New York.

          14.  Partial Unenforceability. The invalidity or unenforceability of
               ------------------------
any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

          15.  General. This Agreement constitutes the entire agreement of the
               -------
parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.

          In this Agreement, the masculine, feminine and neuter genders and the singular and the plural include one another. The section headings in this Agreement are for the convenience of the parties only and will not affect the construction or interpretation of this Agreement. This Agreement may be amended or modified, and the observance of any term of this Agreement may be waived, only by a writing signed by the Company and the Agent.

          16.  Counterparts. This Agreement may be signed in two (2) or more
               ------------
counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

          If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter and your acceptance shall constitute a binding agreement between us.

                                   Very truly yours,

                                   AASTROM BIOSCIENCES, INC.

                                   By:
                                      -------------------------------------
                                      R. Douglas Armstrong, Ph.D.
                                      President and Chief Executive Officer


Accepted and delivered in
New York, New York as of
the date first above written.

COWEN & COMPANY

By:  Cowen Incorporated,
   its general partner

By:
   -----------------------------
    Title:

                                  SCHEDULE A

                                             Number
                                          of Specified
                                            Placement
                                              Shares
                                               to be
                                    Name    Purchased
                                    ----   -----------

                                  SCHEDULE B

                                   EXHIBIT I
                    OPINION OF GRAY CARY WARE & FREIDENRICH



            (a) The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified or be in good standing would not have a material adverse effect on the condition (financial or otherwise), earnings, operations or business of the Company and its subsidiaries considered as one enterprise. To such counsel's knowledge, the Company does not own or control, directly or indirectly, any corporation, association or other entity;

            (b) To such counsel's knowledge, the Specified Placement Shares to be issued by the Company pursuant to the terms of this Agreement will not have been issued in violation of or subject to any co-sale right, registration right, right of first refusal or other similar right.

            (c) The license agreement between the Company and Joseph G. Cremonese dated July 17, 1992 and relating to U.S. Patent No. 4,839,292, Canadian Patent No. 1,306,714 and European Patent Convention Patent No.
  0.307.048 is a valid and binding agreement of the Company, enforceable in accordance with its terms; and to such counsel's knowledge, the Company is not in material breach or violation of any of the terms or provisions of such agreement, and no default exists under such agreement;

            (d) The license agreement between the Company and the University of Michigan dated March 13, 1992, as amended, and relating to U.S. Patent No. 4,839,292 is a valid and binding agreement of the Company, enforceable in accordance with its terms; and to such counsel's knowledge, the Company is not in material breach or violation of any of the terms or provisions of such agreement and no default exists under such agreement;

            (e) This Agreement, assuming due authorization, execution and delivery by the Company and you, is a valid and binding agreement of the Company, enforceable in accordance with its terms, except insofar as indemnification and contribution provisions may be limited by applicable law and except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally or by general equitable principles;

            (f) The Registration Statement has become effective under the Act and, to such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or threatened under the Act;

            (g) The Registration Statement and the Prospectus, and each amendment or supplement thereto (other than the financial statements (including supporting schedules) and financial data derived therefrom as to which such counsel need express no opinion), as of the effective date of the Registration Statement, complied as to form in all material respects with the requirements of the Act and the applicable Rules and Regulations;

            (h) The description in the Registration Statement and the Prospectus of statutes other than Michigan Law are accurate and fairly present the information required to be presented by the Act and the applicable Rules and Regulations;

            (i) To such counsel's knowledge, there are no agreements, contracts, leases or documents to which the Company is a party of a character required to be described or referred to in the Registration Statement or Prospectus or to be filed as an exhibit to the Registration Statement which are not described or referred to therein or filed as required;

            (j) The performance of this Agreement and the consummation of the transactions herein contemplated (other than performance of the Company's indemnification and contribution obligations hereunder, concerning which no opinion need be expressed) will not, to such counsel's knowledge, result in a material breach or violation of any of the terms and provisions of, or constitute a default under, any bond, debenture, note or other evidence of indebtedness, or any lease, contract, indenture, mortgage, deed of trust, loan agreement, joint venture or other agreement or instrument known to such counsel to which the Company is a party or by which its properties are bound, or any applicable statute, rule or regulation known to such counsel or, to such counsel's knowledge, any order, writ or decree of any court, government or governmental agency or body having jurisdiction over the Company or over any of its properties or operations;

            (k) No consent, approval, authorization or order of or qualification with any court, government or governmental agency or body having jurisdiction over the Company, or over any of its properties or operations is necessary in connection with the consummation by the Company of the transactions herein contemplated, except such as have been obtained under the Act or such as may be required under state or other securities or Blue Sky laws in connection with the transactions contemplated hereby;

            (l) To such counsel's knowledge, there are no legal or governmental proceedings pending or threatened against the Company of a character required to be disclosed in the Registration Statement or the Prospectus by the Act or the Rules and Regulations, other than those described therein;

            (m) To such counsel's knowledge, the Company is not presently (a) in material violation of its charter or bylaws, or (b) in material breach of any applicable statute, rule or regulation known to such counsel or, to such counsel's knowledge, any order, writ or decree of any court or governmental agency or body having jurisdiction over the Company or over any of its properties or operations; and

            (n) To such counsel's knowledge, except as set forth in the Registration Statement and Prospectus, no holders of Common Stock or other securities of the Company have registration rights with respect to securities of the Company and, except as set forth in the Registration Statement and Prospectus, all holders of securities of the Company having rights known to such counsel to registration of such shares of Common Stock or other securities as part of the offering contemplated by the Registration Statement have, with respect to the offering contemplated thereby, waived such rights or such rights have expired by reason of lapse of time following notification of the Company's intent to file the Registration Statement.

          In addition, such counsel shall state that such counsel has participated in conferences with officials and other representatives of the Company, the Agent, the Agent's Counsel and the independent certified public accountants of the Company, at which such conferences the contents of the Registration Statement and Prospectus and related matters were discussed, and although they have not independently checked or verified the accuracy or completeness of the statements contained in the Registration Statement or the Prospectus, nothing has come to the attention of such counsel which leads them to believe that, (i) at the time the Registration Statement became effective, the Registration Statement and any amendment or supplement thereto (other than the financial statements including supporting schedules and other financial and statistical information derived therefrom, as to which such counsel need express no comment) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) at the Closing Date the Prospectus and any amendment or supplement thereto (except as aforesaid) contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Such counsel may state that they do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or Prospectus.

          Counsel rendering the foregoing opinion may rely as to questions of fact upon representations or certificates of officers of the Company and of government officials, in which case their opinion is to state that they are so relying and that they have no knowledge of any material misstatement or inaccuracy in any such opinion, representation or certificate. Copies of any opinion, representation or certificate so relied upon shall be delivered to you, and to Agent's Counsel.

                                  EXHIBIT II
                     OPINION OF PEPPER, HAMILTON & SCHEETZ


            (a) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the state of Michigan;

            (b) The Company has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus;

            (c) The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified or be in good standing would not have a material adverse effect on the condition (financial or otherwise), earnings, operations or business of the Company and its subsidiaries considered as one enterprise. To such counsel's knowledge, the Company does not own or control, directly or indirectly, any corporation, association or other entity;

            (d) The Specified Placement Shares to be issued by the Company pursuant to the terms of this Agreement have been duly authorized and, upon issuance and delivery against payment therefor in accordance with the terms hereof, will be duly and validly issued and fully paid and nonassessable, and will not have been issued in violation of or subject to any preemptive right, co-sale right, registration right, right of first refusal or other similar right.

            (e) The Company has the corporate power and authority to enter into this Agreement and to issue, sell and deliver the Specified Placement Shares to be issued and sold by it hereunder;

            (f) The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus under the caption "Capitalization" as of the dates stated therein, the issued and outstanding shares of capital stock of the Company have been duly and validly issued and are fully paid and nonassessable, and, to such counsel's knowledge, will not have been issued in violation of or subject to any preemptive right, co-sale right, registration right, right of first refusal or other similar right;

            (g) This Agreement has been duly authorized by all necessary corporate action on the part of the Company and has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery by you, is a valid and binding agreement of the Company, enforceable in accordance with its terms, except insofar as indemnification provisions may be limited by applicable law and except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally or by general equitable principles;

            (h) The information in the Prospectus under the caption "Description of Capital Stock," to the extent that it constitutes matters of law or legal conclusions, has been reviewed by such counsel and is a fair summary of such matters and conclusions; and the forms of certificates evidencing the Common Stock and filed as exhibits to the Registration Statement comply with Michigan law;

            (i) The description in the Registration Statement and the Prospectus of the charter and bylaws of the Company and of statutes are accurate and fairly present the information required to be presented by the Act and the applicable Rules and Regulations;

            (j) To such counsel's knowledge, there are no agreements, contracts, leases or documents to which the Company is a party of a character required to be described or referred to in the Registration Statement or Prospectus or to be filed as an exhibit to the Registration Statement which are not described or referred to therein or filed as required;

            (k) The performance of this Agreement and the consummation of the transactions herein contemplated (other than performance of the Company's indemnification obligations hereunder, concerning which no opinion need be expressed) will not (a) result in any violation of the Company's charter or bylaws or (b) to such counsel's knowledge, result in a material breach or violation of any of the terms and provisions of, or constitute a default under, any bond, debenture, note or other evidence of indebtedness, or any lease, contract, indenture, mortgage, deed of trust, loan agreement, joint venture or other agreement or instrument known to such counsel to which the Company is a party or by which its properties are bound, or any applicable statute, rule or regulation known to such counsel or, to such counsel's knowledge, any order, writ or decree of any court, government or governmental agency or body having jurisdiction over the Company or over any of its properties or operations;

            (l) No consent, approval, authorization or order of or qualification with any court, government or governmental agency or body having jurisdiction over the Company, or over any of its properties or operations is necessary in connection with the consummation by the Company of the transactions herein contemplated, except such as have been obtained under the Act or such as may be required under state or other securities or Blue Sky laws in connection with the purchase and the distribution of the Specified Placement Shares;

            (m) To such counsel's knowledge, there are no legal or governmental proceedings pending or threatened against the Company of a character required to be disclosed in the Registration Statement or the Prospectus by the Act or the Rules and Regulations, other than those described therein;

            (n) To such counsel's knowledge, the Company is not presently (a) in material violation of its charter or bylaws, or (b) in material breach of any applicable statute, rule or regulation known to such counsel or, to such counsel's knowledge, any order, writ or decree of any court or governmental agency or body having jurisdiction over the Company or over any of its properties or operations; and

            (o) To such counsel's knowledge, except as set forth in the Registration Statement and Prospectus, no holders of Common Stock or other securities of the Company have registration rights with respect to securities of the Company and, except as set forth in the

  Registration Statement and Prospectus, all holders of securities of the Company having rights known to such counsel to registration of such shares of Common Stock or other securities, because of the filing of the Registration Statement by the Company have, with respect to the offering contemplated thereby, waived such rights or such rights have expired by reason of lapse of time following notification of the Company's intent to file the Registration Statement or have included securities in the Registration Statement pursuant to the exercise of and in full satisfaction of such rights.

          In addition, such counsel shall state that although they have not verified the accuracy or completeness of the statements contained in the Registration Statement or the Prospectus, nothing has come to the attention of such counsel which leads them to believe that, at the time the Registration Statement became effective and at all times subsequent thereto up to and on the Closing Date, Registration Statement and any amendment or supplement thereto (other than the financial statements including supporting schedules and other financial and statistical information derived therefrom, as to which such counsel need express no comment) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or at the Closing Date the Registration Statement, the Prospectus and any amendment or supplement thereto (except as aforesaid) contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          Counsel rendering the foregoing opinion may rely as to questions of law not involving the laws of the United States or the State of Michigan upon opinions of local counsel, and as to questions of fact upon representations or certificates of officers of the Company and of government officials, in which case their opinion is to state that they are so relying and that they have no knowledge of any material misstatement or inaccuracy in any such opinion, representation or certificate. Copies of any opinion, representation or certificate so relied upon shall be delivered to you, and to Agent's Counsel.

                                  EXHIBIT III
         OPINION OF OBLON, SPIVAK, MCCLELLAND, MAIER & NEUSTADT, P.C.



Attached

                                   EXHIBIT IV
                 OPINION OF SHEPPARD, MULLIN, RICHTER & HAMPTON



Attached

                                   EXHIBIT V
                          OPINION OF CAMPBELL & FLORES



Attached

                                   EXHIBIT VI
                      OPINION OF HYMAN, PHELPS & MCNAMARA



            a. The statements in the Registration Statement and Prospectus under the captions "Risk Factors -- Uncertainty of Regulatory Approval; Extensive Government Regulation" and "Business -- Government Regulation," insofar as such statements purport to summarize applicable provisions of the United Stated food and drug laws (the "Food and Drug Laws"), have been reviewed by such counsel and are accurate as to, and fairly describe, the regulatory status of the Company under the Food and Drug Laws; and to such counsel's knowledge, there are no presently existing Food and Drug Laws applicable to the Company and/or the Company's products that are required to be described or referred to in the Registration Statement and Prospectus that are not so described or referred to therein.

            b. To such counsel's knowledge, the Company is currently conducting its business in material compliance with all applicable provisions of the Food and Drug Laws.

            c. There are no judicial or administrative proceedings pending or, to such counsel's knowledge, threatened against the Company that may cause any regulatory permit that is material to the business of the Company, to be revoked, withdrawn, cancelled, suspended or not renewed.

       In rendering the foregoing opinions, such counsel may state that they have not independently verified nor do they take any responsibility for nor are they addressing in any way any statements of fact or statements of belief attributable to the Company.

       In addition to the foregoing opinions, counsel shall state that:

       During the course of preparation of the Registration Statement, such counsel participated in certain discussions with officers of the Company as to the regulatory matters dealt with under the captions "Risk Factors -- Uncertainty of Regulatory Approval; Extensive Government Regulation" and "Business -- Government Regulation" in the Prospectus. While such counsel has not undertaken to determine independently and such counsel does not assume any responsibility for, the accuracy, completeness or fairness of the statements under such captions in the Prospectus, such counsel shall state on the basis of these discussions that no facts have come to their attention which cause them to believe that the statements in the Prospectus under the captions "Risk Factors -
- Uncertainty of Regulatory Approval; Extensive Government Regulation" and "Business -- Government Regulation," insofar as such statements relate to regulatory matters, at the time the Registration Statement became effective, or at the Closing Date the Prospectus contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or as of the date hereof contains an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.


                                      -1-